Exhibit 5.1

May 17, 2013

PLX Technology, Inc.
870 Maude Avenue
Sunnyvale, CA 94085

Ladies and Gentlemen:

We have acted as counsel for PLX Technology, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under  the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of (i) shares (the “Common Shares”) of common stock of the Company, $0.001 par value (the “Common Stock”), and (ii) shares of common stock of the Company  represented by depositary shares (the “Depositary Shares”, and, collectively with the Common Shares, referred to herein as the “Offered Securities”) and evidenced by depositary receipts (the “Depositary Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act for an aggregate offering price of up to $30,000,000.00.

We have reviewed the form of the Registration Statement, and we have examined the original, photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below.  In such examination, we have assumed the geniuneness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vi) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities and the Offered Securities will have been issued and sold in accordance with the terms of such prospectus supplement, (vii) the Offered Securities will have been duly authorized by all necessary corporate action by the Company and any document under which, if applicable, the Offered Securities may be issued have been or will have been duly authorized, executed and delivered (other than on behalf of the Company) by persons with authority to sign in such capacity, (viii) the Company will remain duly organized, validly existing and in good standing under applicable state law, (ix) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the Common Shares and Depositary Shares pursuant to the Registration Statement, (x) all Offered Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, and (xi) none of the terms of any Offered Security to be established subsequent to the date hereof, not the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, we are of the opinion that:

1.
The Common Shares have been duly and validly authorized and when the Common Shares are issued in accordance with the terms of any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, the Common Shares will be validly issued, fully paid and non-assessable; and

2.
The Depositary Shares have been duly and validly authorized, and when (i) the Depositary Shares are issued in accordance with the terms of a Deposit Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”) and such Deposit Agreement has been duly authorized, executed and delivered in accordance with applicable law, (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law and the Deposit Agreement, (iii) the Common Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and non-assessable in accordance with applicable law and delivered to the Depositary, and (iv) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with applicable law and the Deposit Agreement, and have been issued against deposit of the Common Stock and issued and sold as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Shares will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP